EXHIBIT 23.3

                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8 of our report dated March 19, 2001 (relating to the financial statements of El Paso CGP Company (formerly The Coastal Corporation) and subsidiaries not presented separately herein) appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP


Houston, Texas
July 22, 2002